Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Industrial Income Trust, Inc.

We hereby consent to the incorporation by reference of our reports in the registration statement dated December 19, 2013 on the Post-Effective Amendment No. 5 to Form S-11 of Industrial Income Trust Inc. filed with the Securities and Exchange Commission as follows:

(i)	our report dated June 13, 2012, with respect to the statement of revenues and certain expenses for the year ended December 31, 2011 of IN/PA Industrial Portfolio, appearing in the Form 8-K/A filed June 13, 2012;

(ii)	our report dated July 24, 2012, with respect to the statement of revenues and certain expenses for the year ended December 31, 2011 of Cactus Distribution Centers, appearing in the Form 8-K/A filed July 26, 2012; and

(iii)	our report dated February 20, 2013, with respect to the statement of revenues and certain expenses for the year ended December 31, 2011 of National Distribution Portfolio, appearing in the Form 8-K/A filed February 20, 2013.

We further consent to the reference to our firm under the heading “Experts” in the registration statement.

/S/ EKSH LLLP

December 19, 2013

Denver, Colorado